UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

GREENE COUNTY BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[LETTERHEAD OF GREENE COUNTY BANCSHARES GOES HERE]

March 27, 2006

Dear Shareholder:

We invite you to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Greene County Bancshares, Inc. (the “Company”) to be held at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee, on Wednesday, April 26, 2006 at 11:00 a.m., local time.

The Annual Meeting has been called for the election of directors and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. Enclosed is a proxy statement, a proxy card and the Company’s Annual Report to Shareholders for the 2005 fiscal year. Directors and officers of the Company as well as representatives of Dixon Hughes, PLLC, the Company’s independent registered public accounting firm for the 2005 fiscal year, will be present to respond to any appropriate questions shareholders may have.

Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy as soon as possible, even if you currently plan to attend the Annual Meeting. We will also offer telephone and Internet voting this year, as more particularly described in the attached proxy statement. Voting by telephone, Internet or by returning a proxy in the mail will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Thank you for your cooperation and your continuing support.

Sincerely,

/s/ R. Stan Puckett
R. Stan Puckett
Chairman of the Board and
Chief Executive Officer

GREENE COUNTY BANCSHARES, INC.

100 North Main Street

P.O. Box 1120

Greeneville, Tennessee  37743

(423) 639-5111

Notice of Annual Meeting of Shareholders
To Be Held on April 26, 2006

Notice is hereby given that the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of Greene County Bancshares, Inc. (the “Company”) will be held on Wednesday, April 26, 2006 at 11:00 a.m., local time, at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee 37743.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon the following matters:

(1)           to elect five directors of the Company to three-year terms and one director of the Company to a one-year term; and

(2)           to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

NOTE:  The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournments, the Annual Meeting may be adjourned. Shareholders of record at the close of business on March 17, 2006 will be entitled to vote at the Annual Meeting and any adjournments thereof.

You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope or vote by telephone or over the Internet as described in the attached proxy statement. The proxy will not be used if you attend and choose to vote in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Phil M. Bachman
Phil M. Bachman
Secretary

Greeneville, Tennessee
March 27, 2006

It is important that proxies be returned promptly. Therefore, whether or not you plan to be present in person at the Annual Meeting, please sign, date, and complete the enclosed proxy card and return it in the enclosed envelope. No postage is required if mailed in the United States. Alternatively, you can vote over the telephone or on the Internet, as more particularly described in the attached proxy statement. Should you subsequently desire to revoke your proxy, you may do so as provided in the attached proxy statement before it is voted at the Annual Meeting.

PROXY STATEMENT

of

GREENE COUNTY BANCSHARES, INC.

100 North Main Street

P.O. Box 1120

Greeneville, Tennessee  37743

(423) 639-5111

2006 ANNUAL MEETING OF SHAREHOLDERS

April 26, 2006

General

This Proxy Statement is furnished to shareholders of Greene County Bancshares, Inc. (the “Company”) in connection with the solicitation of proxies by the Company’s Board of Directors to be used at the 2006 Annual Meeting of Shareholders of the Company (the “Annual Meeting”), to be held on Wednesday, April 26, 2006 at 11:00 a.m., local time, at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee 37743. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are first being mailed to shareholders on or about March 27, 2006.

Voting and Revocability of Proxies

If the enclosed proxy card is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. If you are a registered shareholder, you may also vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held by your broker, often referred to as in “Street Name”, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or over the Internet. Executed but unmarked proxies will be voted FOR election of the nominees as directors of the Company. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person or a director where the nominee is unable to serve or for good cause will not serve, and with respect to any other matter presented to the Annual Meeting if such notice has not been properly delivered to the Company in advance in accordance with the Company’s Bylaws. If any other matters are properly brought before the Annual Meeting as to which proxies confer discretionary authority, the persons named in the proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any other matters that are to come before the Annual Meeting. Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Such proxies will, however, be counted for purposes of determining a quorum at the Annual Meeting.

The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for the election of directors. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether one or more directors is elected.

Any other matter that properly comes before the Annual Meeting will be approved if the number of shares of common stock, par value $2.00 per share (the “Common Stock”), voted in favor of the proposal exceeds the number of shares of Common Stock voted against it. A properly executed proxy marked “Abstain” with respect to a proposal will not be voted on that proposal, although it will be counted in determining whether there is a quorum. Therefore, as long as a quorum is present, abstaining from any proposal that properly comes before the Annual Meeting will have no effect on whether the proposal is approved.

Brokers who hold shares for the accounts of their clients who do not receive voting instructions may not vote for certain of the proposals contained in this proxy statement unless specifically instructed to do so by their clients. Proxies that are returned to us where brokers have received instructions to vote on one or more proposals but do not vote on other proposal(s) are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum.

Shareholders who execute proxies may revoke them at any time prior to their exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Please note that the mere presence of a shareholder at the Annual Meeting will not, by itself, automatically revoke such shareholder’s proxy.

Voting Securities

The securities that may be voted at the Annual Meeting consist of shares of the Company’s Common Stock. Each share entitles its owner to one vote on each matter presented at the Annual Meeting. Persons who held shares of Common Stock on March 17, 2006 (the “Record Date”) are entitled to vote at the Annual Meeting. The number of shares of Common Stock outstanding as of the Record Date was 9,781,070.

Security Ownership of Certain Beneficial Owners and Management

Persons and groups beneficially owning more than 5% of the Common Stock are required under federal securities laws to file certain reports with the Securities and Exchange Commission (“SEC”) detailing their ownership. The following table sets forth the amount and percentage of the Common Stock beneficially owned by any person or group of persons known to the Company to be a beneficial owner of more than 5% of the Common Stock as of the Record Date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)		Percent of Common Stock Outstanding

Wellington Management Company, LLP 75 State Street Boston, MA 02109	923,625	(b)	9.44%

Phil M. Bachman Martha Bachman 100 N. Main Street P.O. Box 1120 Greeneville, Tennessee 37743	879,155	(c)	8.99%

(a)   For purposes of this table, an individual or entity is considered to “beneficially own” any share of Common Stock which he, she or it directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares:  (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, an individual or entity is deemed to be the beneficial owner of any share of Common Stock of which he, she or it has the right to acquire voting or investment power within 60 days of the Record Date.

(b)   Based solely on information contained in a Schedule 13G filed by Wellington Management Company, LLP with the Securities and Exchange Commission on February 14, 2006.

(c)   Phil Bachman and Martha Bachman are husband and wife. Includes 196,195 shares of Common Stock held directly or indirectly by Martha Bachman as to which Phil Bachman disclaims beneficial ownership, 664,960 shares owned by Phil Bachman individually and 18,000 shares owned by Mr. and Mrs. Bachman jointly.

The following table sets forth, as of the Record Date, certain information known to the Company as to Common Stock beneficially owned by each director and named executive officer of the Company and by all directors and executive officers of the Company as a group. The address for each of our directors and executive officers listed below is c/o Greene County Bancshares, Inc., 100 North Main Street, P.O. Box 1120, Greeneville, Tennessee 37744.

Name, Position and Address	Amount and Nature of Beneficial Ownership (a)(b)		Percent of Common Stock Outstanding
R. Stan Puckett, Chairman of the Board and Chief Executive Officer	140,500	(c)	1.44%
Phil M. Bachman, Secretary and Director	879,155	(d)	8.99%
Martha Bachman, Director	879,155	(d)	8.99%
Charles S. Brooks, Director	467		*
Bruce Campbell, Director	5,033		*
W.T. Daniels, Director	8,500		*
Robin Haynes, Director	10,360		*
Jerald K. Jaynes, Director	15,000		*
Bobby Leonard, Director	7,515		*
Terry Leonard, Director	46,330		*
John Tolsma, Director	450		*
Charles H. Whitfield, Jr., Director	4,589		*
Ronald E. Mayberry, Director, Regional President, Sumner and Lawrence Counties	75,798	(e)	*
Kenneth R. Vaught, Director, President and Chief Operating Officer	16,080	(f)	*
Steve L. Droke, Senior Vice President and Chief Credit Officer	17,222	(g)	*
William F. Richmond, Former Senior Vice President, Chief Financial Officer and Assistant Secretary (h)	16,644	(i)	*

All directors and executive officers as a group (17 persons) (k)	1,244,642	(j)	12.73%

*      Less than 1% of the outstanding Common Stock.

(a)   For the definition of “beneficial ownership,” see Note (a) to the above table.

(b)   Includes, as indicated below, shares owned directly by directors and executive officers of the Company as well as shares held by their spouses and children, trusts of which certain directors are trustees and corporations in which certain directors own a controlling interest. Includes, as indicated below, shares of Common Stock subject to outstanding options which are exercisable within 60 days of the Record Date.

(c)   Includes options to acquire 72,000 shares of Common Stock currently exercisable by Mr. Puckett at an exercise price equal to 150% of the book value of the Common Stock at the date of grant (a weighted average price of approximately $14.84 per share) and 9,000 shares of Common Stock currently exercisable by Mr. Puckett at an exercise price equal to the fair market value at the date of grant (a weighted average price of approximately $26.89 per share).

(d)   Phil Bachman and Martha Bachman are husband and wife. Includes 196,195 shares of Common Stock held directly or indirectly by Martha Bachman as to which Phil Bachman disclaims beneficial ownership, 664,960 shares owned by Phil Bachman individually and 18,000 shares owned by Mr. and Mrs. Bachman jointly.

(e)   Includes options to acquire 14,987 shares of Common Stock currently exercisable by Mr. Mayberry, at an exercise price equal to the fair market value of the Common Stock at date of grant (a weighted average exercise price of approximately $12.89).

(f)    Includes options to acquire 10,805 shares of Common Stock currently exercisable by Mr. Vaught at an exercise price equal to the fair market value of the Common Stock at date of grant (a weighted average exercise price of approximately $25.45).

(g)   Includes options to acquire 16,742 shares of Common Stock currently exercisable by Mr. Droke at an exercise price equal to the fair market value of the Common Stock at date of grant (a weighted average exercise price of approximately $23.96).

(h)   Mr. Richmond retired from the Company as Chief Financial Officer and Assistant Secretary effective 12:01 a.m., January 1, 2006. Mr. James E. Adams assumed the Chief Financial Officer and Assistant Secretary duties upon Mr. Richmond’s retirement.

(i)    Includes options to acquire 14,944 shares of Common Stock currently exercisable by Mr. Richmond at an exercise price equal to the fair market value of the Common Stock at date of grant (a weighted average exercise price of approximately $23.66).

(j)    Includes options to acquire 138,478 shares exercisable by the executive officers listed above.

(k)   Includes 1,000 shares of common stock held by Mr. James E. Adams who assumed the Chief Financial Officer and Assistant Secretary duties upon Mr. Richmond’s retirement.

PROPOSAL 1 – Election of Directors

The Company’s Board of Directors is currently composed of 14 members, all of whom are listed in the table below. The Company’s Amended and Restated Charter requires that directors be divided into three classes, as nearly equal in number as possible, and that the members of each class serve for a term of three years and until their successors are elected and qualified, with one-third of the directors elected each year. The Company’s nominating committee has nominated for election as directors Martha Bachman, Charles Brooks, W.T. Daniels, Robin Haynes and Charles H. Whitfield, Jr., each of who are currently members of the Board of Directors, to serve for a term of three years and until his or her respective successor is elected and qualified, and Robert K. Leonard, who is also currently a member of the Board of Directors, to serve for a term of one year and until his successor is elected and qualified. Mr. Leonard is only being elected for one year in order that the classes of directors may have as equal number of directors as possible. Under Tennessee law, directors are elected by a plurality of the votes cast at an election. Each of Messrs. Brooks, Daniels, Whitfield and Robert Leonard has consented to serve as a director if elected, as have Ms. Hayes and Ms. Bachman.

Ms. Bachman and Mr. Leonard are being elected to the Board of Directors for the first time by the Company’s shareholders. Both Ms. Bachman and Mr. Leonard were recommended to the Board of Directors in 2005 by a non-employee director.

It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of each of the nominees. If any nominee is unable to serve or for good cause will not serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of a substitute nominee as the Board of Directors may recommend. In the alternative, the Board of Directors may, in its discretion, reduce its size to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unable or unwilling to serve.

The Company’s Board of Directors has determined that each of the following directors is an “independent director” within the meaning of Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (the “NASD”):

Martha M. Bachman;

Phil M. Bachman;

Charles S. Brooks;

Bruce Campbell;

W.T. Daniels;

Robin Haynes;

Jerald K. Jaynes;

Robert K. Leonard;

Terry Leonard;

John Tolsma; and

Charles H. Whitfield, Jr.

The Company’s Board of Directors has established procedures for the Company’s shareholders to communicate with members of the Board of Directors. Shareholders can communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director c/o Greene County Bancshares, Inc., 100 North Main Street, P.O. Box 1120, Greeneville, Tennessee 37744.

The Company encourages the members of the Board of Directors to attend the Company’s annual meeting of shareholders. All of the Company’s directors attended the 2005 Annual Meeting of Shareholders.

The Company maintains a code of conduct that is applicable to all of the Company’s directors and employees, including its principal executive officer and its senior financial officers. This code, which requires continued observance of high ethical standards such as honesty, integrity and compliance with law in the conduct of the Company’s business, is available for public access under the “Investor Relations” section of the Company’s website at www.mybankconnection.com. The Company intends to make any legally required disclosure of any amendments to, or waivers from, the code of conduct with respect to its directors and executive officers in accordance with the rules and regulations of the SEC and the NASD. If such disclosure is made on the Company’s website, it will be located on the “Investor Relations” section of the website at www.mybankconnection.com.

The Board of Directors recommends a vote “FOR” election as directors of all the nominees listed below.

The following table sets forth certain information with respect to each of the Company’s current directors whose term of office as a director will or, assuming re-election, is expected to continue after the Annual Meeting. Each of the Company’s directors also currently serves as a director of Greene County Bank (the “Bank”), the wholly owned subsidiary of the Company. There are no arrangements or understandings between the Company and any director pursuant to which such person has been selected as a director or nominee for director of the Company, and no director or nominee is related to any other director, nominee or executive officer by blood, marriage or adoption other than Ms. Bachman, who is Phil Bachman’s wife, and Mr. Robert Leonard, who is Terry Leonard’s son.

Name	Age	Director Since (a)	Current Term to Expire	Previous Five-Years Business Experience

BOARD NOMINEES FOR TERM TO EXPIRE IN 2009
Martha M. Bachman	51	2005	2006	Co-Owner, Lancaster’s Jewelers, Inc. (retail)
Charles S. Brooks	68	1990	2006	Chairman of the Board, McInturff, Milligan & Brooks (insurance agency)
W.T. Daniels	61	1987	2006	Property management
Robin Haynes	44	2004	2006	Comptroller & Corporate Secretary, Delmar Haynes Pontiac GMC (automobile dealership)
Charles H. Whitfield, Jr.	47	2000	2006	President and Chief Executive Officer, Laughlin Memorial Hospital (hospital management)

BOARD NOMINEES FOR TERM TO EXPIRE IN 2007
Robert K. Leonard	38	2005	2006	President, LMR Plastics (manufacturing)

DIRECTORS CONTINUING IN OFFICE
Phil M. Bachman	68	1968	2007	President, Bachman-Bernard Motors (automobile dealership), Secretary of the Company and the Bank
Terry Leonard	68	1975	2007	Chairman/Owner, Leonard & Associates (manufacturing)
Ronald E. Mayberry	52	2003	2007

Regional President, Sumner, Rutherford and Lawrence Counties; previously, President and CEO of Independent Bankshares, Inc. headquartered in Gallatin, Tennessee, which was acquired by the Company in November 2003

Kenneth R. Vaught	41	2002	2007	President and Chief Operating Officer of the Company and the Bank; previously, Senior Vice-President and Regional Executive for the Bank’s Blount and Knox County, Tennessee offices.
Bruce Campbell	54	2000	2008

Director, President and Chief Executive Officer, Forward Air Corporation, from October, 2003 to date; previously, Director, President and Chief Operating Officer, Forward Air Corporation(transportation)

Jerald K. Jaynes	68	1992	2008	Retired; former President & CEO, Unaka Co., Inc. (manufacturing)
R. Stan Puckett	50	1989	2008	Chairman of the Board and Chief Executive Officer of the Company and the Bank
John Tolsma	32	2004	2008	President, Erroyo (educational multimedia)

(a)   Indicates year that director first served as a director of either the Company or the Bank.

Meetings and Committees of the Board of Directors

The Company conducts its business through meetings of the Board of Directors, which met 18 times during 2005. There are no separate standing committees of the Board of Directors of the Company. The business of the Bank is conducted through its Board of Directors, which met 16 times in 2005, 12 of which were regular meetings and four were specially called meetings. Each member of the Board of Directors of the Company and of the Bank attended at least 75% or more of the aggregate of (a) the total number of meetings of the boards of directors and (b) the total number of meetings held by all committees on which they served, with the exception of Mr. Campbell, who attended 60% of the aggregate of such meetings.

The Nominating Committee of the Bank, consisting of Messrs. Terry Leonard, Bachman and Campbell, with Mr. Leonard serving as Chairman, also acts as the nominating committee for the Company in selecting management’s nominees for election as directors. Nominations may also be made by shareholders, provided such nominations are made in writing and submitted to the Secretary or the President of the Company in accordance with the Company’s Amended and Restated Charter as described below. The Nominating Committee has a written charter which sets out the duties and responsibilities of the committee, a copy of which is available on the “Investor Relations” section of the Company’s website at www.mybankconnection.com. Each of the directors who serve on the Nominating Committee is “independent” as that term is defined under Rule 4200(a)(15) of the listing standards of the NASD. During 2005, the Nominating Committee met one time.

Under the terms of the Company’s Amended and Restated Charter, shareholders of record of the Company both at the time of giving of notice and at the time of the annual meeting, may nominate persons for election to the Company’s Board of Directors. For such nominations to be properly brought before an annual meeting, the shareholder must have given timely notice thereof in writing to the secretary of the Company. To be timely, a shareholder’s notice shall be delivered to the secretary at the Company’s principal executive office no less than 40 days nor more than 60 days prior to the scheduled date of such meeting; except that if notice of public disclosure of the meeting is given fewer than 50 days prior to the meeting, such shareholder’s notice must be delivered to the secretary of the Company not later than the close of business on the 10th day following the day such notice was first mailed to the Company shareholders. In addition, each notice submitted by a Company shareholder shall set forth as to such nominee all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including that nominee’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected. Also, the shareholder giving such notice and the beneficial owner, if any, on whose behalf the nomination is submitted, shall include the name and address of such shareholder as they appear on the Company’s books and of such beneficial owner, and the number of shares of each class of the Company’s stock which are owned beneficially and of record by such shareholder and such beneficial owner.

In the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the prior year’s annual meeting, a shareholder’s notice required by the Company’s Amended and Restated Charter shall also be considered timely with respect to nominees for any such new positions, if it shall be delivered to the Secretary of the Company at the Company’s principal executive offices not later than the close of business on the 10th day following the day on which public announcement of such increase is first made by the Company.

The Company’s Nominating Committee is responsible for (i) annually reviewing with the Board of Directors the appropriate skills and characteristics required of members of the Board of Directors, which, at a minimum, include professional integrity, sound judgment, and sufficient time to devote to Board activities; (ii) annually reviewing and determining any specific qualities or skills that one or more directors must possess; (iii) identifying individuals qualified to become directors consistent with the criteria approved by the Board of Directors; (iv) evaluating and considering director candidates proposed by management, any director or any shareholder; and (v) recommending for selection by the Board of Directors director nominees for the next annual meeting of shareholders. The Board of Directors will then review and approve director nominees for the annual meeting of shareholders.

Each potential director nominee is evaluated on the same basis regardless of whether he or she is recommended by management, by a director or by a shareholder. The Board of Directors has not adopted a policy with respect to minimum qualifications for directors. Rather, the Nominating Committee annually reviews and determines the specific qualifications and skills that one or more directors must possess. Each of the nominees for director to be elected at the Annual Meeting was nominated and recommended by the Nominating Committee and approved by the Board of Directors.

The Company has not received director nominee recommendations from any shareholders for the terms commencing in 2006 and expiring in 2009 or, in the case of Mr. Robert Leonard, 2007. The Board of Directors will consider nominees recommended by shareholders, provided that such recommendations comply with the notice, timing and other requirements provided for in the Company’s Amended and Restated Charter.

The Audit Committee of the Bank also serves as the audit committee for the Company and is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee of the Bank consists of Messrs. Jaynes, Robert Leonard, Terry Leonard, Tolsma and Whitfield, Jr. Each of the directors who serve on the Audit Committee is “independent” of the Company, as the term “independent” is defined under Rule 4200(a)(15) of the listing standards of the NASD and the standards promulgated under the Sarbanes-Oxley Act of 2002. In addition, the Company’s Board of Directors has determined that Mr. Jaynes qualifies as an “audit committee financial expert” as such term is defined by the SEC’s rules and regulations, and is “independent”, as defined by the NASD’s listing standards and the SEC’s rules and regulations. For 2006, the Chairman of the Audit Committee will be Mr. Jaynes. This committee meets at least quarterly to (1) monitor the accounting and financial reporting practices of the Company, and (2) determine whether the Company has adequate administrative, operating and internal accounting control over financial reporting. This committee met six times during 2005 in its capacity as the Audit Committee for the Company. A copy of the Audit Committee Report is set forth below. The Audit Committee has a written charter which sets out the duties and responsibilities of the Audit Committee, a copy of which is available on the “Investor Relations” section of the Company’s website at www.mybankconnection.com.

The Bank’s Compensation Committee also serves as the compensation committee for the Company. The Compensation Committee consists of Phil Bachman, Martha Bachman, Terry Leonard, W.T. Daniels, Charles Brooks and Bruce Campbell, with Mr. Terry Leonard serving as Chairman. Each member of the Compensation Committee is “independent” within the meaning of the NASD’s listing standards. The Compensation Committee meets periodically to evaluate the compensation and fringe benefits of the directors, officers and employees of the Bank and the Company and recommend compensation changes to the respective Boards of Directors. The Compensation Committee met four times during 2005. The Compensation Committee has a written charter which sets out the duties and responsibilities of the Compensation Committee, a copy of which is available on the “Investor Relations” section of the Company’s website at www.mybankconnection.com.

Directors’ Compensation

Directors of the Company meet as a Board on a monthly basis, or more often as needed, to address matters relating to the operation and direction of the Company. The Company does not compensate members of its Board of Directors for any meetings of the Board, except for certain special meetings held on dates other than a regularly scheduled meeting of the Bank’s Board of Directors. During 2005, the Board of Directors of the Company met 18 times, of which one of the meetings was a special meeting as to which the directors were each paid $600 for their attendance.

Directors of the Company are also directors of the Bank. The Bank compensates members of its Board of Directors for all regular and special meetings. Directors of the Bank received $600 for each regular monthly and specially-called Board meeting attended in 2005, plus payment of such fee for up to two absences during a year. The Bank’s Board of Directors met 16 times in 2005. Each Bank director also received an annual retainer fee of $10,000, paid in equal quarterly amounts. Members of the Executive Committee of the Bank’s Board of Directors also received $450 for each twice-monthly meeting of the Executive Committee attended, and Messrs. Bachman and Daniels, the two permanent members of the Committee, received an annual retainer of $1,500. Members of the Bank’s Audit Committee received $450 for each quarterly and specially called meeting during 2005. In addition, the Chairman of the Audit Committee received an annual retainer of $3,000. Compensation for all other committee meetings was $300 per meeting during 2005.

During 2005, the Bank maintained a deferred compensation plan (the “Original Plan”) pursuant to which all directors could elect to defer receipt of a portion of their fees by entering into deferred fee agreements with the Bank. In addition to the fee deferral, the agreements also provided for payment of benefits under certain events of disability, early retirement, termination of employment or death. The Bank is the beneficiary of life insurance acquired with respect to directors participating in the Original Plan. Interest is credited on the account balances of the participating directors monthly by the Bank at an annual rate of 10% compounded monthly until a separation from service, and, thereafter, at an annual rate of 7.5% compounded monthly. On March 11, 2005, each participating nonemployee director executed a new deferred fee agreement pursuant to which he or she may defer director fees under the Original Plan. Those directors that are also employees will continue to be able to participate in the Original Plan and defer compensation, rather than director fees, under the terms of the Original Plan pursuant to deferred compensation agreements executed by each of them on March 11, 2005. During 2005, the following directors participated in the Original Plan and each had the following account balances at December 31, 2005 and had been credited with interest in the following amounts during 2005:

Name	Account Balance	Interest Credited

R. Stan Puckett	$254,973	$23,586	(1)
Kenneth R. Vaught	47,007	3,787	(1)
Ronald E. Mayberry	12,411	425	(1)
Phil M. Bachman	678,718	63,100
Charles S. Brooks	81,573	7,602
W.T. Daniels	170,241	16,070
Jerald K. Jaynes	227,021	21,332
Terry Leonard	254,298	23,772
John Tolsma	12,926	934
Charles H. Whitfield, Jr.	42,301	3,651

(1)   Includes amounts credited on director fee deferrals prior to 2005 and deferrals of base salary thereafter for each of Mr. Puckett and Mr. Vaught and amounts credited on deferrals of base salary for Mr. Mayberry beginning in 2005.

Payment of the benefits under the Original Plan will be made following normal or early retirement, upon termination of service, following the participant’s becoming disabled or upon the participant’s death. Payments will be made in either monthly installments for a ten-year period or in one lump sum, depending upon the circumstances of the separation of service. In the event that a participant dies while still in service prior to his or her normal retirement age, the Bank will pay to the participant’s beneficiary a benefit based on the participant’s projected account balance at normal retirement age.

On September 20, 2004, the Company approved a separate deferred compensation plan for nonemployee directors (the “Nonemployee Plan”) which, effective July 1, 2004, enabled nonemployee directors to defer additional board and committee meeting fees, beyond those being deferred under the Original Plan, into certain investment vehicles, including a “deemed” investment in the Company’s common stock. There are currently nine nonemployee directors eligible for participation in the Deferred Compensation Plan. Mr. Bachman is currently the sole participant in the Nonemployee Plan and has deferred $9,700 of his director’s fees into the Nonemployee Plan and earned $92 on his deferrals during 2005. On December 13, 2004, the Company amended and restated the Nonemployee Plan for the principal purpose of ensuring that it complies with The American Jobs Creation Act of 2004. On December 16, 2005, the Company approved additional changes to its Nonemployee Plan effective January 1, 2005, which further facilitate compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

Executive Compensation and Other Benefits

Summary Compensation Table. The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and each of the other most highly compensated executive officers of the Company, or the Bank, earning in excess of $100,000 in annual salary and bonuses (the “named executive officers”).

						Long-Term Compensation
						Awards
	Annual Compensation					Restricted	Securities		Payouts
Name and Principal					Other Annual	Stock	Underlying		LTIP	All Other
Position	Year	Salary	Bonus(a)		Compensation(b)	Award(s)	Options/SARs(#(a)		Payouts	Compensation (c)

R. Stan Puckett, Chairman of the Board and Chief Executive Officer of the Company and The Bank	2005	$250,000	$195,040	(d)	—	—	9,000	(e)	—	$133,349	(f)
	2004	228,000	90,000		—	—	9,000	(e)	—	121,502	(f)
	2003	219,500	79,750		—	—	9,000	(g)	—	44,868	(f)

Kenneth R. Vaught, Director, President and Chief Operating Officer of the Company and the Bank	2005	$185,000	$132,800	(h)	—	—	10,000	(f)	—	$88,680	(i)
	2004	166,416	121,150	(h)	—	—	10,000	(f)	—	28,093	(i)
	2003	160,000	63,750		—	—	10,000	(f)	—	26,322	(i)

Steve L. Droke, Senior Vice President and Chief Credit Officer of the Bank	2005	$142,000	$40,000		—	—	3,302	(f)	—	$8,438
	2004	133,060	35,200		—	—	2,760	(f)	—	7,983
	2003	126,804	33,250		—	—	2,947	(f)	—	7,608

William F. Richmond, Former Senior Vice President, Chief Financial Officer and Assistant Secretary of the Company and the Bank(j)	2005	$141,270	$36,000		—	—	3,279	(f)	—	$8,926
	2004	125,558	35,200		—	—	2,605	(f)	—	7,533
	2003	115,600	33,250		—	—	2,750	(f)	—	6,936

Ronald E. Mayberry, Regional President, Sumner, Rutherford and Lawrence Counties	2005	$165,000	$9,900		—	—	2,500	(f)	—	$30,225	(k)
	2004	165,000	16,170		—	—	2,500	(f)	—	25,500
	2003	17,451	—		—	—	—		—	2,147

(a)   Bonus amounts and option awards reflect amounts earned during the stated fiscal year, even if paid or awarded in the subsequent fiscal year. All amounts have been restated to reflect this presentation.

(b)   Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officers in 2005, 2004 and 2003 did not exceed 10% of the respective executive’s annual salary and bonus.

(c)   Reflects contributions by the Company to its retirement plans for the benefit of each named officer and payments of directors’ fees to Messrs. Puckett, Vaught and Mayberry. Directors’ fees paid to Messrs. Puckett, Vaught and Mayberry are as follows: $19,000 for 2005, $15,600 for 2004 and $15,600 for 2003 for Mr. Puckett; $19,000 for 2005, $15,600 for 2004 and $15,600 for 2003 for Mr. Vaught; and $19,000 for 2005, $15,600 for 2004 and $1,100 for 2003 for Mr. Mayberry. Contributions to retirement plans made by the Company on behalf of Messrs. Puckett, Vaught, Droke, Richmond and Mayberry for the years 2005, 2004 and 2003 are as follows: $12,600, $12,300 and $12,000 in 2005, 2004 and 2003, respectively, for Mr. Puckett; $11,100, $9,984 and $9,600 in 2005, 2004 and 2003, respectively, for Mr. Vaught; $8,438, $7,983 and $7,608 in 2005, 2004 and 2003, respectively, for Mr. Droke; $8,926, $7,533 and $6,936 in 2005, 2004 and 2003, respectively, for Mr. Richmond; and $9,900, $9,900 and $1,047 in 2005, 2004 and 2003, respectively, for Mr. Mayberry.

(d)   Includes $50,040 earned in 2004 and paid in 2005.

(e)   Granted pursuant to the Company’s 2004 Long-Term Incentive Plan as to which options are granted with an exercise price equal to fair market value of the Common Stock at date of grant and are exercisable for ten years from date of grant.

(f)    Also includes $23,586, $20,345 and $17,268 in 2005, 2004 and 2003, respectively, of interest payments credited by the Bank on the account balances of Mr. Puckett deferred pursuant to the Original Plan, which beginning in 2005 reflects the deferral of a portion of his base salary rather than a portion of directors fees and, $78,163 and $73,257 in 2005 and 2004, respectively, which represents the vested portion of the amount accrued by the Company in 2005 and 2004 for payment to Mr. Puckett under the terms of his non-competition agreement described below under the heading “Employment, Non-Competition and Change-in-Control Agreements”.

(g)   Mr. Puckett was granted options to purchase 9,000 shares of Common Stock with an exercise price equal to 150% of the Common Stock’s book value at the time of grant and with a term of 10 years. Options with an exercise price equal to 150% of book value are no longer awarded to Mr. Puckett but he is eligible to receive awards granted pursuant to the Company’s 2004 Long-Term Incentive Plan.

(h)   Includes $17,800 and $51,150 earned in 2004 and 2003 and paid in 2005 and 2004.

(i)    Also includes $3,787, $2,509 and $1,122 in 2005, 2004 and 2003, respectively, of interest payments credited by the Bank on the account balances of Mr. Vaught deferred pursuant to the Original Plan which beginning in 2005 reflects the deferral of a portion of his base salary rather than a portion of director fees and, in 2005, $54,793 which represents the vested portion of the amount accrued by the Company in 2005 for payment to Mr. Vaught under the terms of his non-competition agreement described below under the heading “Employment, Non-Competition and Change-in-Control Agreements”.

(j)    Mr. Richmond retired from the Company as Chief Financial Officer and Assistant Secretary effective 12:01 a.m. January 1, 2006. Mr. James E. Adams assumed the Chief Financial Officer and Assistant Secretary duties upon Mr. Richmond’s retirement.

(k)   Also includes $425 in 2005 of interest payments credited by the Bank on the account balances of Mr. Mayberry deferred pursuant to the Original Plan which in 2005 reflects the deferral of a portion of his base salary.

Option Grants in Fiscal Year 2005. The following table contains information concerning the grant of stock options to Messrs. Puckett, Vaught, Droke, Richmond and Mayberry under the 2004 Long-Term Incentive Plan. The Company did not grant any stock appreciation rights in 2005.

Name	Number of Securities Underlying Options Granted(a)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($ per share)	Expiration Date	Grant Date Present Value

R. Stan Puckett	9,000	(c)	9.97%	$28.90	2/21/16	$81,000	(b)
Kenneth R. Vaught	10,000	(c)	11.08%	28.90	2/21/16	90,000	(b)
Steve L. Droke	3,302	(c)	3.66%	28.90	2/21/16	29,718	(b)
William F. Richmond	3,279	(c)	3.63%	28.90	2/21/16	29,511	(b)
Ronald E. Mayberry	2,500	(c)	2.77%	28.90	2/21/16	22,500	(b)

(a)   Option awards reflect awards earned during the stated fiscal year, even if awarded in the subsequent fiscal year.

(b)   Represents the present value of the option at the date of grant as determined using the Black-Scholes option pricing model. In calculating the present value of the option grant, the following assumptions were utilized:  (i) the current market price of the underlying Common Stock at the date of grant was $28.90, (ii) the continuously compounded risk-free rate of return expressed on an annual basis was 4.57%; (iii) the risk of the underlying Common Stock, measured by the standard deviation of the continuously compounded annual rate of return of the Common Stock, was 28.16%; and (iv) the dividend yield on the underlying Common Stock was 2.27%. These assumptions are used for illustrative purposes only. No assurance can be given that actual experience will correspond to the assumptions utilized.

(c)   Options are granted at fair market value and vest 20% annually over five years.

Aggregated Option Exercises in 2005 and Year-End Option Values. The following table sets forth information concerning the value of options held by the named executive officers at the end of the fiscal year.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable (Number of Shares)(b)	Value of Unexercised In-The-Money Options at Fiscal Year-End (a)(b) Exercisable/Unexercisable

R. Stan Puckett	—	—	81,000/9,000	$963,900/—
Kenneth R. Vaught	—	—	10,805/24,306	$31,263/$75,394
Steve L. Droke	—	—	16,742/9,046	$77,211/$24,931
William F. Richmond	500	$6,360	14,944/8,629	$73,021/$22,897
Ronald E. Mayberry	—	—	14,987/4,500	$216,862/$940

(a)   Represents the difference between the closing price of underlying Common Stock, as reported on the Nasdaq National Market as of December 30, 2005 ($27.36), the last trading day of the 2005 fiscal year, and the respective weighted average exercise prices of the outstanding options. Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option and out-of-the-money if the exercise price of the option exceeds the current fair market value of the underlying securities.

(b)   Option values reflect options earned during the stated fiscal year, even if awarded in the subsequent fiscal year.

Retirement Plans. The Company maintains a contributory profit sharing plan (“PSP”) covering certain employees with more than one year of service. The Company contributes a discretionary and immediately vested 3% of compensation, excluding bonuses and overtime, to the PSP. In addition, the Company’s Board of Directors has the authority to contribute an additional discretionary 3% of compensation, excluding bonuses, commissions and overtime, which vests after two years of employment. The PSP allowed employees to contribute the maximum allowed by current ERISA regulations.

Contributions in the amount of $12,600, $11,100, $8,438, $8,926 and $9,900, which are reflected in the table above, were made for the accounts of Messrs. Puckett, Vaught, Droke, Richmond and Mayberry, respectively, under the PSP in 2005. Messrs. Puckett, Vaught, Droke, Richmond and Mayberry are fully vested under the PSP.

Employment, Non-Competition and Change-in-Control Agreements. The Company entered into an employment agreement with Mr. Puckett effective January 23, 1996, without any specified term, to serve as President and Chief Executive Officer of the Company. In June 2002, Mr. Vaught assumed the title of President while Mr. Puckett retained the position of Chief Executive Officer. The Board of Directors and Mr. Puckett mutually agreed to this change, which will not affect Mr. Puckett’s employment contract.

Mr. Puckett’s agreement, which was amended on January 23, 2004 and December 20, 2005, is terminable by either party at any time and provides for a base salary plus directors’ fees, life insurance, participation in benefit plans, other fringe benefits. If Mr. Puckett’s employment is not continued by mutual agreement following a merger or acquisition involving the Company, Mr. Puckett shall be entitled to a payment equal to two years’ compensation (defined to include his base salary plus fringe benefits). The payment that would be made to Mr. Puckett under his employment agreement, assuming his termination of employment under the foregoing circumstances at December 31, 2005, would have been approximately $525,200.

Mr. Puckett has also entered into a non-competition agreement with the Company pursuant to which he has agreed not to, among other things, during the term of his employment or following termination of his employment until his sixtieth (60th) birthday, engage in the business of banking in any county of any state in which the Company has an office or branch at the time of his termination. In consideration for this agreement, the Company has agreed to pay Mr. Puckett a deferred compensation benefit for a period of seven years following the termination of his employment, or upon his sixtieth (60th) birthday if Mr. Puckett is still employed with the Company on such date. If Mr. Puckett dies before age 54 while still employed by the Company, the benefit will be paid to his beneficiary as if he had retired on his fifty-fourth (54th) birthday. Mr. Puckett’s non-competition agreement also provides for the payment of benefits for seven years following a change in control of the Company or Mr. Puckett becoming disabled. The Company accrued $78,740 for the payment of the benefit under this agreement in 2005.

The Company entered into an employment agreement with Mr. Vaught effective January 1, 2003, with a three-year term automatically renewable upon the expiration of the initial term and each renewal term on a calendar year-to-year basis, as President and Chief Operating Officer of the Company.

 Mr. Vaught’s agreement, which is terminable by either party at any time, provides for a base salary plus directors’ fees, life insurance, participation in benefit plans and other fringe benefits. If Mr. Vaught’s employment agreement is terminated by the Company without cause, then the Company shall pay to him, in addition to his accrued base salary through the termination date, an additional one-time amount equal to 12 months of his then base salary plus an amount equal to his average annual bonus for the two years prior to the termination. In addition, if Mr. Vaught’s employment is terminated by the Company other than for cause within 18 months following, or six months prior to, a change in control, or within such periods Mr. Vaught voluntarily resigns following a demotion in position, a reduction in title and/or a significant reduction in duties, Mr. Vaught shall be entitled to a payment equal to three years’ compensation (defined to include his base salary plus the total amount of any annual incentives paid to him in the twelve-month period immediately preceding the merger or acquisition) plus any taxes payable by Mr. Vaught as a result of these payments. As a consideration for these payments, Mr. Vaught is required to work with the new organization for a period of six months at his then base salary. If he does not work with the new organization for this six-month period, he will not receive these payments. The payment that would be made to Mr. Vaught, assuming his termination of employment under the foregoing circumstances at December 31, 2005, would have been approximately $953,400.

Mr. Vaught has also entered into a non-competition agreement with the Company pursuant to which he agreed that, in exchange for his receipt of a deferred compensation benefit, that during the term of his employment or following his termination by the Company without cause or his voluntary resignation, until his forty-six (46th) birthday, he would not either directly or indirectly engage in the business of banking, or any other business in which the Company directly or indirectly engages during the term of his employment with the Company in any county of any state in which the Company has an office or branch at the time of his termination.

In consideration of his agreement not to compete, the Company agreed to pay to Mr. Vaught, upon his reaching age 50, deferred compensation benefits for a period of 10 years following the termination of his employment or upon his fiftieth (50th) birthday if still employed by the Company at that date. If Mr. Vaught dies before age 50 while still employed by the Company, the benefits will be paid to his beneficiary beginning on August 1, 2014. If he dies after his fiftieth (50th) birthday while still employed by the Company, the benefit payments will commence within ninety days following his death. The agreement also provides that Mr. Vaught can defer receipt of these payments until age 60 if he is still employed by the Company at age 50. Mr. Vaught’s non-competition agreement also provides for the payment of benefits for ten years following a change in control. The Company accrued $56,035 for the payment of the benefit under this agreement in 2005.

The Company has entered into an employment agreement with Ed Mayberry with a three-year term automatically renewable for a one-year term upon the expiration of the original term. Mr. Mayberry’s employment agreement provides for the payment of his base salary, participation in benefit plans and other fringe benefits. The employment agreement also prohibits Mr. Mayberry from competing with the Company in Rutherford, Sumner and their contiguous counties for the three years following November 21, 2003, the date of the Company’s acquisition of Independent Bankshares, Inc. If Mr. Mayberry’s employment is terminated by the Company without cause, or by Mr. Mayberry for good reason, he is entitled to receive his base salary for the remainder of the then term of his employment agreement and any bonus payment or stock options then owed to him. He is also eligible to continue his participation in the Company’s benefit plans, to the extent he was eligible at the time of his termination, for the remainder of the then term of his employment agreement.

Messrs. Droke and Mayberry are participants in the Company’s Change in Control Protection Plan under which each of them will receive a payment in the amount of 1.99 times his “base amount” within the meaning of Section 280G of the Internal Revenue Code if, on or after a change in control, as defined in the Change in Control Plan, he resigns from the Company for “good reason” or his employment is terminated by the Company without “cause”, as those terms are defined in the Change in Control Plan. The payments that would be made to Messrs. Droke and Mayberry, assuming their termination of employment under the foregoing circumstances at December 31, 2005, would have been approximately $305,000 and $257,700, respectively.

Executive Officer Information. The following table sets forth information regarding the executive officers of the Company.

Name	Age	Title

R. Stan Puckett	50	Chairman of the Board and Chief Executive Officer
Kenneth R. Vaught	41	President and Chief Operating Officer
Steve L. Droke	56	Senior Vice President and Chief Credit Officer
James E. Adams	61	Senior Vice President, Chief Financial Officer and Assistant Secretary
Ronald E. Mayberry	52	Regional President, Sumner, Rutherford and Lawrence Counties

R. Stan Puckett currently serves as Chief Executive Officer of the Company and the Bank and has held that position since 1990. He also is currently Chairman of the Board of Directors. He has served as Chief Executive Officer of the Bank since February 1989. He is a graduate of Bristol University with a degree in business administration. He served as President of First American National Bank of Johnson City, Tennessee from December 1987 to February 1989 and as its Vice President from June 1986 to December 1987. He was Assistant Vice President of First Union National Bank in Asheville, North Carolina from September 1983 to June 1986 and served as commercial loan officer of Signet Bank in Bristol, Virginia from September 1977 to June 1983.

Kenneth R. Vaught currently serves as President and Chief Operating Officer of the Company and the Bank and has held these positions since June 2002. He also was elected to the Board of Directors on that date. Previously, he served as Senior Vice-President and Regional Executive for the Bank’s Blount and Knox County, Tennessee offices. Prior to joining the Company, Mr. Vaught began his banking career in 1987 as a Management Trainee with Hamilton Bank (SunTrust affiliate) in Johnson City, Tennessee. He later joined First Tennessee Bank in 1989 as a Commercial Loan Officer. In 1991, he was promoted to Vice President and transferred to First Tennessee Bank, Maryville, Tennessee. He left First Tennessee Bank in 1998 as Senior Vice President and Commercial Banking Manager to join Greene County Bank. He is a graduate of East Tennessee State University with a degree in Finance.

Steve L. Droke has served as Senior Vice President and Chief Credit Officer of the Bank since July 1997, with responsibilities for risk management including Credit Policy development and implementation and oversight of Compliance and Loan Operations. Prior to joining the Bank, he was Senior Vice President and Senior Credit Officer with First American Corporation. His 32-year banking career includes a varied background in bank management, risk management, and lending. Mr. Droke is a graduate of East Tennessee State University with a B.S. in Finance, the Graduate School of Retail Bank Management at the University of Virginia, and the Graduate School of Commercial Bank Lending at the University of Oklahoma. He is a member of The Risk Management Association and Tennessee Bankers Association.

James E. Adams joined the Company in December 2005 and assumed the role of Senior Vice President, Chief Financial Officer and Assistant Secretary of the Company and the Bank upon Mr. William F. Richmond’s retirement on January 1, 2006. Prior to joining the Company, Mr. Adams served as Executive Vice President and Chief Financial Officer of Rurban Financial Corporation from 2003 to 2005. Prior to that, he was retired after having served as Executive Vice President and Chief Financial Officer of Integra Bank Corporation from 1999 through 2002; and Executive Vice President and Chief Financial Officer of MainStreet Financial Corporation from 1994 to 1999. He has held executive management positions at several multi-billion dollar bank holding companies, which have subsequently been acquired, since 1978. Mr. Adams began his career in 1970 as a Certified Public Accountant upon graduation from Michigan State University. He has co-authored two books used throughout the financial services industry and was appointed to serve a three year term on the Finance and Accounting Commission of the Bank Administration Institute in the mid 80’s.

Ronald E. Mayberry joined the Company in November, 2003 as a result of the acquisition of Independent Bankshares Corporation headquartered in Gallatin, Tennessee and currently serves as Regional President of the Company’s Sumner, Rutherford and Lawrence Counties, Tennessee operations. Prior to joining the Company, Mr. Mayberry began his career in banking in 1975 with First Tennessee Bank as a management trainee in Gallatin, Tennessee. Since that time he has served in many capacities such as a branch manager and administrator, Executive Vice President of First and Peoples National Bank in Gallatin, as well as President and CEO of First Southern Bank in Murfreesboro, Tennessee. Since 1989 he had served as President and CEO of First Independent Bank and Independent Bankshares Corporation in Gallatin, with additional offices in Hendersonville, Tennessee. As a part of the Independent Bankshares Corporation holding company he chartered Rutherford Bank & Trust in Murfreesboro, Tennessee in 1996, with additional offices in Smyrna, Tennessee. Mr. Mayberry is a graduate of Middle Tennessee State University and The School of Banking of the South at Louisiana State University.

Report of the Compensation Committee on Executive Compensation

A seven-member Compensation Committee of the Board of Directors of the Bank is solely responsible for developing and making recommendations to the Board of Directors concerning compensation paid to the Chief Executive Officer, the President and Chief Operating Officer and, after considering the recommendation of the Chief Executive Officer, all other employees, including the other executive officers. The Compensation Committee is further responsible for administering all aspects of the Company’s executive compensation program. Executive compensation is intended to be set at levels that the Compensation Committee believes is consistent with others in the Company’s industry, and the Compensation Committee also considers general economic conditions and other external factors. Each member of the Compensation Committee is independent within the meaning of NASD’s listing standards and is appointed annually.

Base salaries for executive officers are determined initially by evaluating the responsibilities of the position held, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within the financial services industry. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company and the performance of the executive officer. Compensation paid during 2005 to executive officers consisted of base salary, bonus, stock options and contributions paid with respect to the Company’s retirement plans. In addition, Messrs. Puckett, Vaught and Mayberry received directors fees for their service on the Company’s and the Bank’s Board of Directors, portions of which were deferred by Messrs. Puckett and Vaught pursuant to the Original Plan. Interest was credited on these deferred accounts at an annual rate of 10%, and such amounts are payable following the employees’ retirement, disability, termination of service or death. It is the philosophy of the Compensation Committee that stock options should be awarded to the key employees of the Company to promote long-term interests between such employees and the Company’s shareholders and to assist in the retention of such employees, and the Company’s executive officers are eligible for awards under the Company’s 2004 Long-Term Incentive Plan. Payments to the Company’s PSP are made to certain employees on a non-discriminatory basis.

In making its recommendation to the Board of Directors of the Company as to the 2005 base salary for Mr. Puckett, the Compensation Committee considered the Company’s overall financial performance in 2004, including return on average assets and return on average equity for 2004 as compared to the previous year and growth in earnings per share in 2004. The Compensation Committee also reviewed various industry compensation surveys for chief executive officers of other banks and bank holding companies with asset sizes comparable to those of the Bank. In addition to his base salary, Mr. Puckett is eligible for an annual cash bonus pursuant to a formula that is based on the Company’s performance. The Compensation Committee, in establishing Mr. Puckett’s base salary in 2005, also considered the benefits Mr. Puckett is entitled to receive under the terms of his non-competition agreement and in the event of a change in control. The Compensation Committee further considered Mr. Puckett’s receipt of director fees and his ability to defer some of his director fees and to receive interest on his deferrals in establishing his compensation for 2005.

Messrs. Puckett and Vaught received a bonus award for 2005 based upon return on average equity and return on average assets of the Bank, as well as overall performance reviews. Messrs. Mayberry, Droke and Richmond received a bonus award for 2005 based upon the discretion of the Chairman and Chief Executive Officer of the Company. The bonuses awarded to Messrs. Puckett, Vaught, Droke, Richmond and Mayberry in 2005 were $195,040, $132,800, $40,000, $36,000 and $9,900, respectively, which totaled 78.02%, 71.78%, 28.17%, 25.48% and 6.00%, respectively, of their base salaries for 2005.

The Committee believes that Mr. Puckett’s total compensation for 2005 appropriately reflected his contribution to the Company’s financial results. The Committee believes that the Company’s overall performance was indicative of a well-managed company during a challenging business climate.

Compensation Committee

Terry Leonard, Chairman

Martha Bachman

Philip M. Bachman, Jr.

Charles Brooks

Bruce Campbell

W.T. Daniels

John Tolsma

The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement in any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2005 consisted of Messrs. Terry Leonard, Bachman, Brooks, Daniels and Campbell and Ms. Bachman.

Except for Mr. Bachman, who serves as the Secretary of the Company and the Bank, for which he receives no compensation, no member of the Compensation Committee of the Board of Directors of the Company was either (i) an officer or employee of the Company or any of its subsidiaries during the fiscal year ended December 31, 2005, (ii) a former officer of the Company or any of its subsidiaries, or (iii) an insider (i.e., director, officer, director or officer nominee, greater than 5% shareholder, or immediate family member of the foregoing) of the Company or any of its subsidiaries that engaged, or is currently engaging, in transactions with the Company or any subsidiary of the Company that must be disclosed in this proxy statement under the rules and regulations of the SEC.

Except as set forth above, there are no relationships among the Company’s executive officers, members of its Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC rules or regulations.

Cumulative Stock Performance Graph

The following graph shows the cumulative total return on the Common Stock of the Company over the last five years, compared with the Russell 3000 Index and the Nasdaq Bank Index. Cumulative total return on the stock or the index equals the total increase in value since December 31, 2000 assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph was prepared assuming that $100 was invested on December 31, 2000 in the Common Stock and also in the securities included in the indices used for comparison purposes. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock of the Company or particular index. Prior to the Company listing its Common Stock on the Nasdaq National Market effective October 1, 2002, there was no established public trading market in which shares of the Common Stock were regularly traded, nor were there any uniformly quoted prices for the shares of Common Stock.

CUMULATIVE TOTAL SHAREHOLDER RETURN

COMPARED WITH PERFORMANCE OF SELECTED INDICES

At December 31, 2000 through December 31, 2005

	Period Ending
Index	2000	2001	2002	2003	2004	2005
Greene County Bancshares, Inc.	100.00	55.78	71.20	85.99	101.49	106.00
Russell 3000 Index	100.00	81.94	64.29	84.25	94.32	108.16
Nasdaq Bank Index	100.00	123.68	126.65	162.92	186.45	159.40

Certain Transactions

The Company and its subsidiaries have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal shareholders. All loans and deposits included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, in the case of loans, as those prevailing for comparable transactions with non-affiliated persons. It is the belief of management that such loans neither involved more than the normal risk of collectability nor presented other unfavorable features.

 The Company purchases insurance coverage from McInturff, Milligan and Brooks of which Mr. Brooks is Chairman of the Board and the owner of 25% of the equity interest. During 2005, commissions totaling $93,876 were paid by the Company to McInturff, Milligan and Brooks. Management believes the fees paid are fair and reasonable and do not exceed those commissions that would be paid to an unaffiliated third-party firm. The Company expects to continue such relationships in the future.

The Company offers insurance products (accident and health, term life, and credit life) to its loan customers through Mountain Life Insurance Company, a subsidiary of Mountain Services Corporation, of which Mr. Bachman has a 12.46% ownership interest and also sits on the Board of Directors. During 2005, the Company forwarded $367,551 in premiums to Mountain Life Insurance Company. These premiums are net of the Company’s customary rebate incurred in the normal course of business. Management believes these insurance products offered to its customers are competitive with similar products offered by other insurance companies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that, during and with respect to the year ended December 31, 2005 all such filing requirements were timely satisfied.

Independent Registered Public Accounting Firm

The Company entered into a three-year agreement in 2004 with the certified public accounting firm of Dixon Hughes PLLC (“Dixon Hughes”) to serve as independent registered public accounting firm for the Company, beginning with the fiscal year ended December 31, 2004. Crowe Chizek and Company LLC (“Crowe Chizek”) served as the Company’s independent registered public accounting firm for the year ended December 31, 2003.

A representative of Dixon Hughes is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he so desires.

During the years ended December 31, 2005 and December 31, 2004, the Company incurred (including these billed or expected to be billed) the following principal independent auditor fees from Dixon Hughes:

	2005	2004
Audit Fees (a):	$311,380	$185,500
Audit-Related Fees (b):	39,000	28,040
Tax Fees(c)	10,500	10,000
All Other Fees (d):	—	—

(a)  Includes fees related to the annual independent audit of the Company’s consolidated financial statements and reviews of the Company’s annual report on Form 10-K, review of the Company’s interim financial statements, issuance of consents, Federal Deposit Insurance Corporation Improvement Act (“FDICIA”) attest services, Sarbanes-Oxley Section 404 attest services, review of registration statements and quarterly reports on Form 10-Q, report on management’s assertion regarding internal control over financial reporting, services provided in connection with the Company’s filing of a Registration Statement on Form S-3 and services rendered in connection with the Company’s common stock offering in 2005.

(b) Fees incurred were for (a) general accounting matters and related consultations, (b) certain procedures related to the Company’s collateral position for its borrowings from the Federal Home Loan Bank of Cincinnati, (c) certain services related to acquisition due diligence and guidance for a business combination and (d) an employee benefit plan audit. The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of Dixon Hughes.

(c)  Fees incurred were for income tax return preparation services. The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of Dixon Hughes.

(d) There were no additional fees billed to the Company by Dixon Hughes for 2005 and 2004.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services provided by the independent auditor, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by the Company’s independent auditor during fiscal 2005.

Audit Committee Report

The Board of Directors of the Company has appointed an Audit Committee, consisting of five independent directors, which assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the Company’s independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and those independent standards promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, and has discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to the independent registered public accounting firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal control over financial reporting and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Audit Committee reviewed and discussed with the independent registered public accounting firm all matters required by generally accepted auditing standards, including those matters described in Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2005, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements, and the independent registered public accounting firm has the responsibility for the examination of those statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee held six meetings during 2005.

Based on the above-mentioned review and discussions with management and the registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Jerald K. Jaynes, Chairman

Robert K. Leonard

Terry Leonard

Charles H. Whitfield, Jr.

John Tolsma

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement in any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Shareholder Proposals

If a shareholder wishes to have a proposal included in the Company’s proxy statement for the Company’s 2007 Annual Meeting of Shareholders, that proposal must be received by the Company at its executive offices in Greeneville, Tennessee by November 27, 2006. If a shareholder wishes to present a proposal at the Company’s 2007 annual meeting of shareholders and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the shareholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Company’s Amended and Restated Charter (the “Charter Deadline”). Under the Company’s Amended and Restated Charter, in order to be deemed properly presented, notice must be delivered to the Company’s Secretary at the Company’s principal executive offices no less than forty (40) nor more than sixty (60) days prior to the scheduled date of the meeting at which such matter is to be acted upon; provided, however, that if notice or public disclosure of such meeting is given fewer than fifty (50) days before the meeting, notice by the shareholder must be delivered to the Company not later than the close of business on the tenth (10th) day following the day on which notice of the meeting was mailed to shareholders. If a shareholder gives notice of such a proposal after the Charter Deadline, the shareholder will not be permitted to present the proposal to the shareholders for a vote at the meeting.

The SEC rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting (the “Discretionary Voting Deadline”). This deadline for the 2007 annual meeting of shareholders is February 10, 2007. If a shareholder gives notice of a proposal after this deadline, the persons named as proxies in the proxy statement for the 2007 annual meeting will be allowed to use their discretionary voting authority to vote against the shareholder proposal when, and if, the proposal is raised at the 2007 annual meeting. Because the Charter Deadline is not capable of being determined until the Company gives notice of, or publicly announces, the date for the 2007 annual meeting of shareholders, it is possible that the Charter Deadline may occur after the Discretionary Voting Deadline, in which case a proposal received after the Discretionary Voting Deadline but before the Charter Deadline would be eligible to be presented at the 2007 annual meeting of shareholders and the Company believes that the persons named as proxies in the proxy statement would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosures of the proposal in the proxy statement relating to the meeting.

The Company has not been notified by any shareholder of his or her intent to present a shareholder proposal from the floor at the Annual Meeting. The enclosed proxy card grants proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting, including any shareholder proposals received between the date of this proxy statement and the Charter Deadline for the Annual Meeting, which is April 5, 2006.

Shareholder proposals should be addressed to Secretary, Greene County Bancshares, Inc., 100 North Main Street, P.O. Box 1120, Greeneville, Tennessee 37743 and must comply with the provisions of the Company’s Amended and Restated Charter. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy relating to the Company’s 2007 Annual Meeting of Shareholders any shareholder proposal that does not satisfy the requirements for inclusion as established by the SEC at the time of receipt.

Other Matters

The Board of Directors is not aware of any other business to be presented for action by the shareholders at the Annual Meeting other than those matters described in this Proxy Statement and matters incident to the conduct of the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote such proxy on such matters as determined by a majority of the Board of Directors.

Miscellaneous

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone number without additional compensation.

The Company’s 2005 Annual Report to Shareholders (the “Annual Report”), including financial statements, is being mailed with this Proxy Statement to all persons who were shareholders of record as of the close of business on the Record Date. Any shareholder who does not receive a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as a part of this proxy solicitation material or as having been incorporated herein by reference.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Phil M. Bachman
Phil M. Bachman
Secretary

Greeneville, Tennessee
March 27, 2006

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission will be furnished without charge to persons who were shareholders as of the Record Date upon written request to the Secretary, Greene County Bancshares, Inc., 100 North Main Street, P.O. Box 1120, Greeneville, Tennessee 37744 or by calling (423) 639-5111.

Form of Proxy

GREENE COUNTY BANCSHARES, INC.

100 North Main Street

P.O. Box 1120

Greeneville, Tennessee  37743

REVOCABLE PROXY FOR THE ANNUAL MEETING

OF SHAREHOLDERS

April 26, 2006

The undersigned hereby constitutes and appoints R. Stan Puckett and James E. Adams, and each of them, the proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Greene County Bancshares, Inc. (the “Company”)  to be held at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee on Wednesday, April 26, 2006 at 11:00 a.m., local time, and any adjournments thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote, upon the following matters.

This proxy is solicited by the Board of Directors of the Company, will be voted in accordance with the instructions marked herein, and will be voted (i) FOR the election of directors and (ii) as determined by a majority of the Board of Directors as to other matters, if no instructions to the contrary are marked herein and to the extent this proxy confers discretionary authority.

1.               The election of the following directors:

For terms to expire in 2009	FOR	WITHHOLD AUTHORITY	For a term to expire in 2007	FOR	WITHHOLD AUTHORITY

01 Martha M. Bachman	☐	☐	06 Robert K. Leonard	☐	☐
02 Charles S. Brooks	☐	☐
03 W.T. Daniels	☐	☐
04 Robin Haynes	☐	☐
05 Charles H. Whitfield, Jr.	☐	☐

2.               The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of the Shareholders and Proxy Statement and the Annual Report to Shareholders for the fiscal year ended December 31, 2005, and hereby revokes any proxy heretofore given. This proxy may be revoked at any time before its exercise.

Date:

Signature:

Signature:

Please mark, date and sign as your name appears herein and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signor is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each shareholder named should sign.